EXHIBIT 32.2

CERTIFICATIONS OF THE CHIEF FINANCIAL OFFICER
UNDER SECTION 906 OF THE SARBANES-OXLEY ACT

     In connection with the Quarterly Report of Aerogrow International Inc. (the “Company”) on Form 10-QSB for the period ended September 30, 2006 (the “Report”) as filed with the Securities and Exchange Commission, I, Mitchell B. Rubin, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

     (1)       The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2)      The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of and for the period covered by this Report.

Date: November 20, 2006	By:	/s/ Mitchell B. Rubin
Mitchell B. Rubin
Chief Financial Officer (Principal Financial Officer)